SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                              --------------------
                                    FORM 8-K
                              ---------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 31, 2002

                          UNION ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    INDIANA
                 (State or other jurisdiction of incorporation)

            0-26412                                     35-1908796
    (Commission File Number)                           (IRS Employer
                                                     Identification No.)

250 N. Shadeland Avenue, Indianapolis, IN                    46219
 (Address of principal executive offices)                 (Zip Code)

                                 (317) 231-6400
              (Registrant's telephone number, including area code)

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ITEM 9.   REGULATION FD DISCLOSURE

     Union Acceptance Corporation provides the following information, as of November 7, 2002, regarding developments subsequent to its filing of a petition under Chapter 11 of the U. S. Bankruptcy Code, previously reported on Form 8-K filed November 1, 2002.

     The Company continues in discussions with potential providers of Debtor-in-possession financing and potential purchasers of its held for sale portfolio on a whole loan basis. The Company has determined that the terms of available DIP financing will not be sufficient or timely to accommodate continuance of receivable acquisitions. Accordingly, the Company has determined to suspend receivable acquisition activities.

     Management continues to work toward obtaining DIP financing for working capital purposes to provide improved flexibility to the Company to address its present circumstances.

     The Company's board of directors has authorized management to engage a special reorganization management firm to work with the Company through the reorganization process. Such engagement is subject to Bankruptcy court approval.

     The Company is effecting a significant reduction in force, but is retaining core staffing with a headcount of approximately 290 employees. Management is determined to maintain a high quality servicing operation and has planned headcount reductions with this foremost in mind.

     The Bankruptcy proceeding includes an adversary proceeding against MBIA Insurance Corporation to preserve the Company's servicing rights in respect of its servicing portfolio. The Bankruptcy Court has entered an agreed order preserving the status quo until December 2, 2002. The Company will continue to pursue this matter. A loss of the rights to service its securitized portfolio could have a material adverse effect on the Company and could materially impair the value of its retained interest in securitized assets.

     The Bankruptcy filing causes the right of the Company's subsidiaries to distribution of residual cash flows to be suspended temporarily. However, the Company retains all rights to its residual assets through its securitization subsidiary, which is not in bankruptcy.

     This report contains forward looking statements regarding matters such as prospects for the company during and after completion of the bankruptcy proceeding, future profitability and cash flows and other matters. Actual results may differ materially from such forward looking statements. Forward looking statements involve risk and uncertainties including but not limited to the difficulty inherent in predicting the outcome of bankruptcy in the early stages, changes in delinquency and credit loss rates, limited availability of financing and other capital resources and dependency on credit and surety providers, as well as general economic conditions that affect consumer loan performance and consumer borrowing practices. These and other important factors are detailed in the company's annual report on Form 10-K for the six months ended December 31, 2001 which was filed with the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      UNION ACCEPTANCE CORPORATION


November 7, 2002                    By: /s/ Mark R. Turner
                                        ---------------------------------------
                                        Mark R. Turner
                                        Chief Financial Officer